EXHIBIT 10.1

[TRANSLATION FROM HEBREW]

STATE OF ISRAEL

MINISTRY OF NATIONAL INFRASTRUCTURES
LICENSING AUTHORITY NATURAL RESOURCES

22 April 2010

Mr Richard Rinberg
Zion Oil & Gas Inc
15 Bareket Street
P.O. Box 3138

Dear Sir

Re: Extension of Validity of Petroleum License 339/”Maanit- Joseph”
      Your letters dated 17 March 2010 - 8 April 2010

In view of your above referred application, I hereby extend the validity of license 339/”Maanit Joseph” for an additional year – namely up to October 10, 2011.

During this period the Company shall execute the following work program:

1.	Complete production testing at Ma’anit – Rehoboth #2 drilling and submit a report on the results of the test of the reservoir until October 1, 2010.
2.	To drill to the Permian strata (Ma’anit-3) starting drilling no later than January 1, 2011.

Sincerely

Dr. Ya’akov Mimran
Commissioner of Petroleum Affairs